UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Credit Agreement and Guaranty of Payment of Debt

On June 30, 2006, Forest City Rental Properties Corporation ("FCRPC"), a wholly owned subsidiary of Forest City Enterprises, Inc. (the "Company"), entered into a third amendment (the "Credit Agreement Amendment") with KeyBank National Association ("KeyBank"), as Administrative Agent, National City Bank ("NCB"), as Syndication Agent, Bank of America, N.A. ("B of A") and LaSalle Bank National Association ("LaSalle"), as Co-Documentation Agents, and the banks party thereto, to its existing Credit Agreement, dated as of March 22, 2004, among FCRPC, KeyBank, NCB, B of A, LaSalle and the banks party thereto, as amended by the First and Second Amendments to the Credit Agreement and the Consent Letter, dated as of January 19, 2005, April 7, 2005 and January 20, 2006, respectively, among FCRPC, KeyBank, NCB, and the banks party thereto (as amended, the "Credit Agreement").

The Credit Agreement Amendment deletes the accordion feature and increases the availability under the revolving line of credit by $150,000,000 to $600,000,000, extends the maturity date to March 31, 2009, lowers the Company's borrowing rate to 1.75% over LIBOR or 1/2% over the prime rate and amends the definition of surety bonds to exclude Performance Surety Bonds (as defined in the Third Amendment to Guaranty of Payment of Debt or the "Guaranty Amendment").

In connection with the Credit Agreement Amendment, the Company also entered into the Guaranty Amendment with KeyBank, NCB, B of A, LaSalle and the banks party thereto, to its existing Guaranty of Payment of Debt, dated as of March 22, 2004, among the Company, KeyBank, NCB, B of A, LaSalle and the banks party thereto, as amended by the First and Second Amendments to the Guaranty of Payment of Debt and the Consent Letter, dated as of January 19, 2005, April 7, 2005 and January 20, 2006, respectively, with KeyBank, NCB, and the banks party thereto (as amended, the "Guaranty"). The Guaranty Amendment amends the Guaranty to make certain conforming changes to the Guaranty necessitated by the Credit Agreement Amendment and amends the minimum Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT") thresholds for the annual periods commencing on February 1, 2005 and thereafter. The Guaranty Amendment also increases the permissible dividend amount by $10,000,000 to $40,000,000 and increases the minimally required consolidated generally accepted accounting principles shareholders' equity by $150,000,000 to $775,000,000.

Certain of the lenders under the Credit Agreement and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The Credit Agreement Amendment and the Guaranty Amendment are included as Exhibits 10.1 and 10.2, respectively. The foregoing discussion of the terms of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of such exhibits, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
10.1 Third Amendment to Credit Agreement, dated as of June 30, 2006, by and among Forest City Rental Properties Corporation, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents, and the banks named therein.
10.2 Third Amendment to Guaranty of Payment of Debt, dated as of June 30, 2006, by and among Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents, and the banks named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

June 30, 2006	By:	/s/ THOMAS G. SMITH

Name: THOMAS G. SMITH
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of June 30, 2006, by and among Forest City Rental Properties Corporation, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents, and the banks named therein.
10.2	Third Amendment to Guaranty of Payment of Debt, dated as of June 30, 2006, by and among Forest City Enterprises, Inc., KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents, and the banks named therein.